AMENDMENT NO.10 TO PARTICIPATION AGREEMENT THIS AMENDMENT NO.10 TO THE PARTICIPATION AGREEMENT is made as of this 1st day of April, 2020 by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the “TRUST”), MFS VARIABLE INSURANCE TRUST II, a Massachusetts business trust (the “TRUST II”), MFS VARIABLE INSURANCE TRUST III, a Delaware statutory trust (the “TRUST III”)(collectively, the “TRUSTS”), PRUCO LIFE INSURANCE COMPANY, an Arizona corporation (the “Company”), on its own behalf and on behalf of each segregated asset account of the Life Company as set forth on Schedule A of the Agreement (defined below), and MFS FUND DISTRIBUTORS, INC., a Delaware Corporation (‘MFD’). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below). RECITALS WHEREAS, the Trust, the Company and MFD are parties to a certain Participation Agreement dated July 2, 1996 (the “Agreement”), in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts; and WHEREAS, the parties desire to replace Schedule A. NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows: 1. Schedule A is deleted and replaced with Schedule A attached hereto. Except as expressly amended hereby, the Agreement shall continue in full force and effect. [Signature page to follow.] 1040198

IN WiTNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written. MFS VARIABLE INSURANCE TRUST By: £3 Name: Title: Ac-c Date: 3/IOJ2.O2-O MFS VARIABLE INSURANCE TRUST II By: JK Name: J Title: c5-c--A-c C/Afr/ Date: 3)1%L2O2-() J MFS VARIABLE INSURANCE TRUST III By: Name: ficr Title: S-tm+ 1rJ\ Date: 3) (c) 2.C2_C) AA 7L.. (fl’ckcp S. -r )/c) joo PRUCO LIFE INSURANCE COMPANY By: Name: Title: Date: ‘‘ (-r\- C ci’& \Jc r\ -— --a MFS FUND DISTRIBUTORS, INC. By: Name: Title: Date: / 1040198

As of April 1, 2020 SCHEDULE A ACCOUNTS, POLICIES AND TRUSTS SUBJECT TO THE PARTICIPATION AGREEMENT Name of Separate Policies Funded Share Class Trust Account and Date By Separate Account Established by Board of Directors The Pruco Life Individual Flexible Premium Initial and VIT and VIT II Flexible Premium Deferred Variable Annuity Service Variable Annuity Account Contract (Est. 6/16/95) Individual Deferred Variable Annuity Account The Pruco Life Discovery Select Annuity Initial and VIT, VIT II, and Flexible Premium Contract Service VIT III Variable Annuity Account (Est. 6/16/95) The Pruco Life Discovery Choice Annuity Initial and Flexible Premium Contract Service VIT, VIT II, and Variable Annuity Account VIT Ill (Ext. 6/16/95) Pruco Life Variable Variable Universal Initial and VIT, VIT II, and Appreciable Account Life Insurance Policy Service VIT III (Est. 1/13/84) Pruco Life Variable Pruselect I Variable Initial and VIT, VIT II, and Universal Account Universal Life Policy Service VIT Ill (Est. 4/17/89) Pruco Life Variable Pruselect II Variable Initial and VIT, VIT II, and Universal Account Universal Life Policy Service VIT Ill (Est. 4/17/89) 1040198

Name of Separate Account and Date Established by Board of Directors	Policies Funded By Separate Account	Share Class	Trust
Pruco Life Variable Universal Account (Est. 4/17/89)	Pruselect III Variable Universal Life Policy	Initial and Service	VIT, VIT II, and VIT III
Pruco Life Variable Universal Account (Est. 4/17/89)	Survivorship Variable Universal Life Policy	Initial and Service	VIT, VIT II, and VIT III
Pruco Life Variable Contract Account M (Est. 3/30/01)	Magnastar Private Placement Variable Universal Life Policy	Initial and Service	VIT, VIT II, and VIT III
Pruco Life Variable Contract Account M-2 (Est. 5/4/01)	Magnastar Private Placement Variable Universal Life Policy	Initial and Service	VIT, VIT II, and VIT III
Pruco Life Variable Universal Account (Est. 4/17/89)	PruLife Custom Premier II Variable Universal Life Policy	Initial and Service	VIT, VIT II, and VIT III
Pruco Life Variable Universal Account (Est. 4/17/89)	M Premier Variable Universal Life Policy	Initial and Service	VIT, VIT II, and VIT III
Pruco Life Variable Appreciable Account (Est. 4/17/89)	Prulife Custom Premier II Variable Universal Life Policy	Initial and Service	VIT, VIT II, and VIT III

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